Exhibit 23.6

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form F-4 of Buhrmann N.V. of our report dated February 26, 2004, except for Note 33, for which the date is June 3, 2004, relating to the financial statements of Buhrmann N.V., which appears in such Registration Statement. We also consent to the reference to us under the headings “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Accountants N.V.

PricewaterhouseCoopers Accountants N.V.

Amsterdam, the Netherlands
September 7, 2004